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                                                                     EXHIBIT 2.2

                                 AMENDMENT NO. 1

                         TO AGREEMENT AND PLAN OF MERGER

            THIS AMENDMENT No. 1 TO AGREEMENT AND PLAN OF MERGER is made as of July 21, 2004 (this "Amendment") by and among HRA Holding Corp., a New Jersey corporation (the "Company"), Hemophilia Health Services, Inc., a Tennessee corporation ("Parent"), HHS Merger Corp., a New Jersey corporation ("Acquisition Subsidiary"), Summit Ventures V, L.P. in its capacity as Shareholder Representative on behalf of the shareholders of the Company, and certain shareholders of the Company as set forth on the signature pages hereto (the "Shareholders"), and amends that certain Agreement and Plan of Merger, dated as of June 4, 2004 (the "Merger Agreement"), by and among the Company, Parent, Acquisition Subsidiary and the Shareholders. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

            WHEREAS, the Company, Parent, Acquisition Subsidiary, the Shareholders and the Shareholder Representative are all parties to the Merger Agreement;

            WHEREAS, the parties wish to amend the Merger Agreement as provided herein;

            WHEREAS, pursuant to Section 12.03 of the Merger Agreement (i) any term of the Merger Agreement may be amended and the observance of any term of the Merger Agreement may be waived by a written instrument signed by the party against whom such amendment or waiver is sought to be enforced, and (ii) the Shareholder Representative may amend or waive any term of the Merger Agreement on behalf of the shareholders of the Company and such amendment shall be binding and enforceable against the shareholders.

            NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

            1.    Amendment to Merger Agreement.

            A. Section 9.02(a) of the Merger Agreement is hereby amended by deleting the word "or" at the end of Section 9.02(a)(i), deleting the period at the end of Section 9.02(a)(ii) and replacing it with "; or", and adding the following clause after Section 9.02(a)(ii):

            "(iii) any Special Claim, as defined and set forth in the attached
Schedule 1, regardless of whether the matters set forth on Schedule 1 have been disclosed on any other schedule or exhibit to the Merger Agreement."

            B. Section 9.01(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

            "(c) with respect to all other Losses arising under Sections 9.02(a)(i), 9.02(a)(iii) or 9.03(a) of this Agreement, the Claims Period shall terminate on the earlier of (i)

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October 31, 2005 or (ii) the completion by Parent and its independent auditors of Parent's audited financial statements for its fiscal year ending June 30, 2005."

            C. The final sentence of Section 9.04(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

            "Notwithstanding the foregoing, claims for Losses arising under Sections 3.01, 3.02, 3.03, 4.01, 4.02, 4.03, 4.04, 5.01, 5.02 and 9.02(a)(iii)
shall not be subject to, and shall not count against, the Deductible."

            2. Capital Call. As of the date hereof, the Summit Funds hereby represent that in the event that (i) the Summit Funds are liable for Losses arising out of or resulting from claims set forth in Section 9.02 of the Merger Agreement, and (ii) the Indemnification Escrow Amount is insufficient to cover indemnification resulting from said Losses, each of the Summit Funds has the authority to call on the capital commitments of its limited partners in order to fund its portion of the indemnification obligation and the limited partners of each of the Summit Funds are contractually obligated to fund their pro-rata percentage of any such capital call.

            3. References to the Merger Agreement. All references in the Merger Agreement to "this Agreement," and to all other words referring to the Merger Agreement (such as "herein," "hereto," "herewith" and "hereunder"), shall be deemed to mean and refer to the Merger Agreement, as amended by this Amendment.

            4. Effectiveness of Amendment. This Amendment has been executed, in accordance with the terms of Section 12.03 of the Merger Agreement, by the Company, Parent, Acquisition Subsidiary, the Shareholders and the Shareholder Representative, and shall become effective upon execution.

            5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without reference to the conflicts of law provisions thereof).

            6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7. Entire Agreement. This Amendment, the Merger Agreement, the Exhibits and Schedules annexed to this Agreement and the Merger Agreement and the terms and provisions hereof and thereof constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede any and all prior or contemporaneous agreements relating to the subject matter hereof or thereof. Except as expressly amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Merger Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Merger Agreement.

                                       2
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                     AMENDMENT AGREEMENT AND PLAN OF MERGER

                           Counterpart Signature Page

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement and Plan of Merger to be duly executed by as of the day and year first above-written.

                                     ACQUISITION SUBSIDIARY:

                                     HHS MERGER CORP.

                                     By: /s/ Thomas W. Bell, Jr.
                                        ----------------------------------------
                                        Name:  Thomas W. Bell, Jr.
                                        Title: Senior Vice President

                                     PARENT:

                                     HEMOPHILIA HEALTH SERVICES, INC.

                                     By: /s/ Thomas W. Bell, Jr.
                                        ----------------------------------------
                                        Name:  Thomas W. Bell, Jr.
                                        Title: Senior Vice President

                                     COMPANY:

                                     HRA HOLDING CORP.

                                     By: /s/ Mark W. Scudiery
                                        ----------------------------------------
                                        Name:  Mark W. Scudiery
                                        Title:  President and CEO

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                                     SHAREHOLDERS:

                                     SUMMIT VENTURES V, L.P.

                                     By: Summit Partners V, L.P.,
                                         Its General Partner

                                     By: Summit Partners, LLC
                                         Its General Partner

                                     By: /s/ Robert V. Walsh
                                        ----------------------------------------
                                         Member

                                     SUMMIT V COMPANION FUND, L.P.

                                     By: Summit Partners V, L.P.,
                                         Its General Partner

                                     By: Summit Partners, LLC
                                         Its General Partner

                                     By: /s/ Robert V. Walsh
                                        ----------------------------------------
                                         Member

                                     SUMMIT V ADVISORS FUND, L.P.

                                     By: Summit Partners V, L.P.
                                         Its General Partner

                                     By: Summit Partners, LLC
                                         Its General Partner

                                     By: /s/ Robert V. Walsh
                                        ----------------------------------------
                                        Member

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                                     SUMMIT V ADVISORS FUND (QP), L.P.

                                     By: Summit Partners V, L.P.
                                         Its General Partner

                                     By: Summit Partners, LLC
                                         Its General Partner

                                     By: /s/ Joseph F. Trustey
                                        ----------------------------------------
                                        Member

                                     SUMMIT INVESTORS III, L.P.

                                     By: /s/ Joseph F. Trustey
                                        ----------------------------------------
                                        Authorized Signatory

                                     SUMMIT SUBORDINATED DEBT FUND II, L.P.

                                     By: Summit Partners SD II, LLC
                                         Its General Partner

                                     By: Stamp Woodsum & Co. IV
                                         Its Managing Member

                                     By: /s/ Joseph F. Trustey
                                        ----------------------------------------
                                        General Partner

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                                        /s/ Mark W. Scudiery
                                     ----------------------------------------
                                     Mark W. Scudiery, individually

                                     THE GINA SCUDIERY TRUST

                                     By: /s/ Thomas S. Fodice
                                        ----------------------------------------
                                        Thomas S. Fodice, Trustee

                                     THE LISA SCUDIERY TRUST

                                     By: /s/ Thomas S. Fodice
                                        ----------------------------------------
                                        Thomas S. Fodice, Trustee

                                     THE SCUDIERY FAMILY FOUNDATION

                                     By: /s/ Mark Scudiery
                                        ----------------------------------------
                                        Mark Scudiery, Trustee

                                     THE SCUDIERY FAMILY TRUST

                                     By: /s/ Thomas S. Fodice
                                        ----------------------------------------
                                        Thomas S. Fodice, Trustee

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                                         /s/ Martin F. Gleason
                                     ----------------------------------------
                                     Martin F. Gleason, individually

                                     THE NANCY GLEASON TRUST

                                     By: /s/ Anthony Gleason
                                        ----------------------------------------
                                        Anthony Gleason, Trustee

                                     THE MARY GLEASON TRUST

                                     By: /s/ Anthony Gleason
                                        ----------------------------------------
                                        Anthony Gleason, Trustee

                                     THE BONNIE GLEASON TRUST

                                     By: /s/ Anthony Gleason
                                        ----------------------------------------
                                        Anthony Gleason, Trustee

                                     THE GLEASON FAMILY FOUNDATION

                                     By: /s/ Martin F. Gleason
                                        ----------------------------------------
                                        Martin F. Gleason, Trustee

                                     THE 1998 GLEASON CHARITABLE
                                      REMAINDER UNITRUST

                                     By: /s/ Martin F. Gleason
                                        ----------------------------------------
                                        Martin F. Gleason, Trustee